UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ADVANTUS SERIES FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANTUS SERIES FUND, INC.

Advantus Maturing Government Bond 2010 Portfolio

October 25, 2007

Dear Beneficial Owner:

On December 7, 2007, a special meeting of the shareholders of the Advantus Maturing Government Bond 2010 Portfolio (the “Portfolio”) will be held at the offices of Advantus Capital Management, Inc., 400 Robert Street North, St. Paul, Minnesota  55101. The purpose of this meeting is to vote on a proposal providing for the early dissolution, liquidation, and termination of the Portfolio. The Portfolio is a series of Advantus Series Fund, which is an underlying investment vehicle used by certain variable annuity contracts or variable life insurance contracts  (“Variable Contracts”). As the owner of such a Variable Contract (a “Beneficial Owner”), you are an indirect participant in the Portfolio and are eligible to provide instructions on how to vote on this proposal.

If the proposal is approved, the Portfolio will be liquidated and each Beneficial Owner’s pro rata share of the cash proceeds will be reinvested, at the direction of the Beneficial Owner, in another investment option available in the Beneficial Owner’s Variable Contract(s). If a Beneficial Owner does not provide reinvestment instructions, then the Beneficial Owner’s pro rata proceeds will automatically be invested in the Money Market Portfolio of Advantus Series Fund in accordance with the terms of the Variable Contract.

The attached Proxy Statement provides you with additional information about the proposed early dissolution. There is also attached a “Q&A” which should provide answers to many of your questions. We urge you to read all of the enclosed materials carefully.

Advantus Series Fund’s Board of Directors has approved the proposed early dissolution of the Portfolio and unanimously recommends that Beneficial Owners of the Portfolio vote FOR the proposed early dissolution.

Whether or not you plan to attend the meeting, please fill out, sign and return your voting instruction form in the envelope provided so that your vote may be counted. Please read the entire proxy statement carefully before you vote.

Thank you for your prompt attention and participation.

Sincerely,

Gregory S. Strong
President

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WHAT YOU SHOULD KNOW ABOUT THIS PROPOSED EARLY DISSOLUTION

The Board of Directors of Advantus Series Fund encourages you to read the attached Proxy Statement carefully. The following is a brief overview of the key issues.

Why is Advantus Maturing Government Bond 2010 Portfolio (the “Portfolio”) holding a special meeting of shareholders?

The meeting is being called to ask you to approve the early dissolution, liquidation, and termination of the Portfolio. If shareholders vote in favor of the early dissolution, the Portfolio will liquidate its assets and your pro rata share of the cash proceeds will be reinvested, at your direction, in another investment option available in your variable annuity contracts or variable life insurance contracts (“Variable Contracts”). If you do not provide reinvestment instructions, then your pro rata proceeds will automatically be invested in the Money Market Portfolio of Advantus Series Fund in accordance with the terms of your Variable Contract(s).

Why was the dissolution proposed?

Advantus Capital Management, Inc. (“Advantus Capital”), the investment adviser to the Portfolio, recommended the dissolution to the Board because it believes that the Portfolio is unlikely to grow to a size that is economically viable. At the end of December 2006, the Portfolio had net assets of less than $4.2 million. The Portfolio’s net assets have steadily declined over the last several years from over $9 million at the end of December 2002. As a result of the Portfolio’s small size, the Portfolio’s total annual operating expense ratio has grown to 2.88% for the year ended December 31, 2006, and the Portfolio’s expense ratio is expected to continue to increase going forward.

What happens if shareholders decide in favor of dissolution?

The Portfolio will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash. Your pro rata share of the cash proceeds will be reinvested, at your direction, in another investment option available in your Variable Contract(s). If you do not provide reinvestment instructions, then your pro rata proceeds will automatically be invested in the Money Market Portfolio of Advantus Series Fund in accordance with the terms of the Variable Contract. You will receive additional information from your Variable Contract provider regarding your reinvestment options. The Portfolio will then be statutorily dissolved and will cease to exist, and no shareholder will have any interest in the Portfolio.

If the Fund dissolves, will there be federal income tax consequences for me?

There will be no federal income tax consequences to you as a result of the dissolution of the Portfolio.

Can I exchange my Portfolio shares for shares of another Portfolio?

At any time prior to the dissolution of the Portfolio, you may elect to re-allocate your investment in the Portfolio to any other investment vehicle available under your Variable Contract(s) in accordance with the terms of your Variable Contract(s). You may effect such a re-allocation by contacting your Variable Contract representative or by contacting Minnesota Life Insurance Company directly at 1(800) 995-3850. Before electing to re-allocate, please read the prospectus and consider the investment objective of any portfolio in which you are considering investing. You also are encouraged to review your long-term investment strategy with your Variable Contract representative to ensure that your decision fits your investment plans.

What happens if shareholders do not approve the early dissolution?

If shareholders do not approve the early dissolution, the Portfolio initially will continue to be managed in accordance with its current investment objective and investment strategies. However, the

Board of Directors may consider other alternatives, such as re-submission of the dissolution proposal to shareholders or changes in the investment strategies of the Portfolio.

Because the Portfolio is designed to mature on a specific target date, the Portfolio will mature and dissolve on or about the third Friday of September 2010 even if the shareholders do not approve the early dissolution of the Portfolio.

Who will pay for this dissolution?

The expenses of the early dissolution, including legal expenses, printing, packaging and postage, plus the costs of this solicitation and any supplementary solicitation, will be borne by Advantus Capital.

What does the Board of Directors recommend?

The Board of Directors recommends that you vote in favor of the early dissolution of the Portfolio. Before you do, however, be sure to study the issues involved and call us with any questions, then promptly return your voting instruction card.

ADVANTUS MATURING GOVERNMENT BOND 2010 PORTFOLIO

a series of
ADVANTUS SERIES FUND, INC.

400 Robert Street North
St. Paul, Minnesota  55101
(800) 665-6005

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 7, 2007

October 25, 2007

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Advantus Maturing Government Bond 2010 Portfolio (the “Portfolio”), a series of Advantus Series Fund, Inc., will be held at 9:00 a.m., Central time, on Friday, December 7, 2007, at the offices of Advantus Capital Management, Inc., 400 Robert Street North, St. Paul, Minnesota  55101. The purpose of the Special Meeting of Shareholders is as follows:

1.                To consider and vote upon a proposed Plan of Dissolution and Liquidation providing for the complete dissolution, liquidation and termination of the Portfolio. A vote in favor of the Plan of Dissolution and Liquidation will be considered a vote in favor of an amendment to the Amended and Restated Articles of Incorporation of Advantus Series Fund, Inc., required to effect the proposed dissolution and liquidation.

2.                To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record of the Portfolio as of the close of business on October 15, 2007 (the “Record Date”) are entitled to notice of, and to vote at, this meeting or any adjournment of this meeting.

The Portfolio issues and sells its shares to the separate accounts of Minnesota Life Insurance Company (“Minnesota Life”) and to the separate accounts of other life insurance companies, including but not limited to life insurance affiliates of Minnesota Life. Minnesota Life currently owns all of the shares of the Portfolio through its separate accounts. The separate accounts hold shares of mutual funds, including the Portfolio, which fund benefits under variable annuity contracts or variable life insurance contracts (“Variable Contracts”) issued by Minnesota Life. As the record owner of the assets held in the separate accounts, Minnesota Life is the sole shareholder of the Portfolio and is entitled to vote all of the shares of the Portfolio. However, pursuant to applicable law, Minnesota Life will vote outstanding shares of the Portfolio in accordance with instructions received from the owners of the Variable Contracts (the “Beneficial Owners”). This Notice is being delivered to Beneficial Owners of the Portfolio as of the Record Date, so that they may instruct Minnesota Life companies how to vote the shares of the Portfolio underlying their Variable Contracts.

Beneficial owners are requested to execute and return promptly the accompanying voting instruction card, which is being solicited by the Board of Directors of Advantus Series Fund. Instructions may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed instruction card or by attending the meeting and voting in person.

Dated: October 25, 2007	By Order of the Board of Directors

Michael J. Radmer
Secretary

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PROXY STATEMENT

ADVANTUS MATURING GOVERNMENT BOND 2010 PORTFOLIO

a series of
ADVANTUS SERIES FUND, INC.

400 Robert Street North
St. Paul, Minnesota 55101
(800) 665-6005

SPECIAL MEETING OF SHAREHOLDERS—DECEMBER 7, 2007

This Proxy Statement is furnished in connection with the solicitation of voting instructions by the Board of Directors of Advantus Series Fund, Inc. (“Advantus Series Fund”) for a Special Meeting of Shareholders of Advantus Maturing Government Bond 2010 Portfolio (the “Portfolio”) to be held on Friday, December 7, 2007, at 9:00 a.m., Central time, at the offices of Advantus Capital Management, Inc. (“Advantus Capital”), 400 Robert Street North, St. Paul, Minnesota  55101.

The costs of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, will be paid by Advantus Capital, the Fund’s investment adviser. Mailing of the Notice of Special Meeting of Shareholders and this Proxy Statement will take place on approximately October 25, 2007. This solicitation is being made primarily by the mailing of this Proxy Statement and the accompanying voting instruction cards. Representatives of the Portfolio may, without cost to the Portfolio, solicit voting instructions by means of mail, telephone, personal calls, or electronic means (i.e., e-mail). The address of Advantus Capital is that of the Fund as provided above.

Voting Rights

In order for the shareholder meeting to go forward, there must be a quorum. This means that at least a majority of the Portfolio’s shares must be represented at the meeting, either in person or by proxy. Because Minnesota Life Insurance Company (“Minnesota Life”) owns all of the shares of the Portfolio through its separate accounts, its presence at the meeting in person or by proxy will meet the quorum requirement. If sufficient votes to approve the proposal are not obtained, the proxies may propose one or more adjournments of the meeting to permit further solicitation of voting instructions. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares represented in person or by proxy at the meeting (or any adjournment of the meeting).

Shareholders of the Portfolio are entitled to one vote for each full share held and are entitled to fractional votes for fractional shares. Due to the pass-through voting structure of variable annuity contracts and variable life insurance contracts (“Variable Contracts”), Minnesota Life will vote the shares in the separate accounts. However, pursuant to applicable law, Minnesota Life is required to vote outstanding shares of the Portfolio in accordance with instructions received from the owners of the Variable Contracts (the “Beneficial Owners”). Shares for which no voting instructions have been received will be voted in proportion to the voting instructions received.

Voting instructions may be revoked at any time up until voting results are announced at the meeting by giving written notice of revocation to the Secretary of Advantus Series Fund, or by providing new voting instructions in person at the meeting and notifying the election judge of the revocation of the prior voting instructions. Any executed voting instruction card returned without instructions will be voted “for” the proposal for early dissolution of the Portfolio.

No matter presented at the meeting will entitle any shareholder to cumulative voting, and no shareholder will be entitled to exercise any dissenters rights or appraisal rights with respect to the dissolution and liquidation of the Portfolio.

So far as the Board of Directors is aware, no matter other than that described in this Proxy Statement will be acted upon at the meeting. However, if any other matters properly come before the meeting calling for a vote of shareholders, voting instruction forms that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed voting instruction form.

Record Date and Outstanding Shares

Only shareholders of record on October 15, 2007 (the “Record Date”) may vote at the meeting or any adjournment thereof. As of that date, the Portfolio had [INSERT] shares, par value of $0.01, issued and outstanding and entitled to vote.

Security Ownership of Certain Beneficial Owners and Management

The officers and directors of Advantus Series Fund cannot directly or indirectly own shares of the Portfolio without purchasing an insurance contract through a participating insurance company. As of the Record Date, the officers and directors of Advantus Series Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Portfolio, and Minnesota Life was the record owner of 100% of the shares of the Portfolio.

Shareholder Proposals

The Portfolio does not hold annual or other regular meetings of shareholders. Since the Portfolio does not hold regular meetings of shareholders, the anticipated date of the next shareholder meeting of the Portfolio cannot be provided. To be considered for inclusion in the proxy statement for any subsequent meeting of shareholders, a shareholder proposal must be submitted a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

Copies of the Portfolio’s most recent annual and semi-annual reports are available to shareholders at no cost upon request. If you would like to receive copies, please contact Advantus Series Fund by mail at 400 Robert Street North, St. Paul, Minnesota 55101 or call (800) 995-3850.

APPROVAL OF THE PLAN OF DISSOLUTION AND LIQUIDATION

INTRODUCTION

At a meeting held August 1, 2007, the Board of Directors considered and approved Advantus Capital’s recommendation that the Portfolio be dissolved and liquidated and considered and approved a form of a Plan of Dissolution and Liquidation of Advantus Maturing Government Bond 2010 Portfolio (the “Liquidation Plan”) to be submitted to the shareholders of the Portfolio for approval. A copy of the Liquidation Plan is attached as Exhibit A to this Proxy Statement. A vote in favor of the Liquidation Plan will be considered a vote in favor of an amendment to the Amended and Restated Articles of Incorporation of Advantus Series Fund, Inc. required to effect the proposed dissolution and liquidation. A copy of the Articles of Amendment to Amended and Restated Articles of Incorporation of Advantus Series Fund, Inc. (the “Amended Articles”) is included as part of Exhibit A to this Proxy Statement. If Portfolio shareholders approve the Liquidation Plan, Advantus Capital will sell the Portfolio’s securities and other assets and pay creditors or establish reserves for such payments, and each Beneficial Owner’s pro rata share of the cash proceeds will be reinvested, at the direction of the Beneficial Owner, in another investment option available in the Beneficial Owner’s Variable Contract. If a Beneficial Owner does not provide reinvestment instructions, then the Beneficial Owner’s pro rata proceeds will automatically be invested in the Money Market Portfolio of Advantus Series Fund in accordance with the terms of the Variable Contract.

The Board of Directors unanimously recommends that shareholders vote FOR the Liquidation Plan.

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BACKGROUND

The Portfolio is represented by Series M Common Shares of Advantus Series Fund, Inc., an open-end diversified management investment company that is a Minnesota corporation. The Portfolio’s investment objective is to seek as high an investment return as is consistent with prudent investment risk for a specified period of time ending on a specified liquidation date. The Portfolio seeks to achieve this objective primarily by investing in debt securities issued by the United States Treasury that are stripped of their unmatured interest coupons and in receipts and certificates for stripped debt obligations and stripped interest coupons.

The Portfolio matures on a specific target date. The current target maturity date is the third Friday of September 2010. On the target date, the Portfolio will be converted to cash and reinvested, at the direction of the Beneficial Owner, in another investment option available in the Beneficial Owner’s Variable Contract. If the Beneficial Owner does not provide reinvestment instructions, then the proceeds will automatically be invested in the Money Market Portfolio of Advantus Series Fund in accordance with the terms of the Variable Contract. If approved, the Liquidation Plan will, in effect, merely accelerate the Portfolio’s target maturity date.

At the end of December 2006, the Portfolio had net assets of less than $4.2 million. The Portfolio’s net assets have steadily decreased over the last several years from over $9 million at the end of December 2002. As a result of the Portfolio’s small size, the Portfolio’s total annual operating expense ratio has grown to 2.88% for the year ended December 31, 2006, and the Portfolio’s expense ratio is expected to continue to increase going forward. In light of the steady decline in the Portfolio’s net assets, the steady increase in the Portfolio’s expense ratio and the Portfolio’s approaching target maturity date, Advantus Capital believes that the Portfolio is unlikely to grow to a size that is economically viable. Consequently, Advantus Capital believes that it would be in the best interest of the Portfolio’s shareholders to approve the early dissolution and liquidation of the Portfolio. Accordingly, Advantus Capital has recommended the early dissolution of the Portfolio.

At its August 1, 2007 meeting, the Board of Directors agreed with Advantus Capital’s recommendation. Accordingly, the Board of Directors, including all of the Directors who are not “interested persons” of the Portfolio, as defined in the Investment Company Act of 1940, unanimously adopted resolutions declaring that the proposed early dissolution and liquidation was in the best interests of the Portfolio and its shareholders, approving a form of a Liquidation Plan and a form of the Amended Articles, and directing Advantus Capital to formally prepare a Liquidation Plan and Amended Articles and submit them for shareholder approval.

DESCRIPTION OF THE LIQUIDATION PLAN AND RELATED TRANSACTIONS

If the Liquidation Plan is approved by the Portfolio’s shareholders, as of the date of approval, the Portfolio will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash at one or more public or private sales and at such prices and on such terms and conditions as Advantus Capital determines to be reasonable and in the best interests of the Portfolio and its shareholders. Advantus Capital anticipates that the aggregate of such prices, net of the Portfolio’s liabilities, will approximate the Portfolio’s net asset value on such date, subject to market changes during the period in which portfolio securities are sold. The Portfolio then will apply its assets to the payment, satisfaction and discharge of all existing debts and obligations of the Portfolio. The remaining pro rata share of each Beneficial Owner of the Portfolio will be reinvested, at the direction of the Beneficial Owner, in another investment option available in the Beneficial Owner’s Variable Contract. If a Beneficial Owner does not provide reinvestment instructions, then the Beneficial Owner’s pro rata proceeds will automatically be invested in the Money Market Portfolio of Advantus Series Fund in accordance with the terms of the Variable Contract.

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The Portfolio will file the Amended Articles reflecting the dissolution of the Portfolio with the Minnesota Secretary of State in accordance with Minnesota law. Upon such filing, the Portfolio will be statutorily dissolved and will cease to exist, and no shareholder will have any interest whatsoever in the Portfolio.

The expenses of the early dissolution, including legal expenses, printing, packaging and postage, plus the costs of this solicitation and any supplementary solicitation, will be borne by Advantus Capital. The Portfolio will bear the expenses associated with liquidating the Portfolio’s securities, including brokerage commissions and transaction charges, consistent with the terms of the Management Agreement between Advantus Capital and Advantus Series Fund.

If the Liquidation Plan is adopted, Advantus Capital currently estimates that the Portfolio will be liquidated, and each Beneficial Owner’s pro rata proceeds reinvested, as of the date of approval or shortly thereafter. However, the exact date of the liquidation and reinvestment will depend on the time required to liquidate the Portfolio’s assets. The Portfolio may, if deemed appropriate, hold back sufficient assets to deal with any disputed claims or other contingent liabilities which may then exist against the Portfolio. Any amount that is held back relating to any such claim will be deducted pro rata from the net assets reinvested and held until the claim is settled or otherwise determined. Advantus Capital does not anticipate, however, that it will be necessary to hold back any assets to deal with disputed claims or other contingent liabilities.

As soon as practicable after the distribution of all of the Portfolio’s assets in complete liquidation, the officers of the Portfolio will close the books of the Portfolio and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments.

FEDERAL INCOME TAX CONSEQUENCES

The Portfolio is an underlying investment vehicle used by the Variable Contracts. For federal income tax purposes, the owners of the Variable Contracts are not treated as the owners of the assets held by the Portfolio. Consequently, upon liquidation of the Portfolio, there will be no federal income tax consequences for the Beneficial Owners.

The foregoing summary is generally limited to the material federal income tax consequences to Beneficial Owners who are individual United States citizens. This summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine any tax consequences under any applicable state, local or foreign laws.

REQUIRED VOTE

The affirmative vote of a majority of the Portfolio’s shares entitled to vote at the meeting is required to approve the Liquidation Plan and Articles of Amendment. The Board of Directors recommends that shareholders vote FOR approval of the Liquidation Plan and Articles of Amendment.

Dated: October 25, 2007

By Order of the Board of Directors

Michael J. Radmer
Secretary

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Exhibit A

PLAN OF DISSOLUTION AND LIQUIDATION OF
ADVANTUS MATURING GOVERNMENT BOND 2010 PORTFOLIO

(a)   Provided that this Plan of Dissolution and Liquidation previously has been approved by the shareholders of Advantus Maturing Government Bond 2010 Portfolio (the “Portfolio”), represented by the Series M Common Shares of Advantus Series Fund, Inc., as of the date of approval, or as soon thereafter as may be practicable, the Portfolio will cease to carry on its business. As soon thereafter as possible, the proper officers of the Portfolio shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the dissolution and liquidation of the Portfolio, including, but not limited to, the following:  (i) sell all of the portfolio securities and any and all other property and assets of the Portfolio for cash at one or more public or private sales and at such prices and on such terms and conditions as such officers shall determine to be reasonable and in the best interests of the Portfolio and its shareholders; (ii) to the extent possible, prosecute, settle or compromise all claims or actions of the Portfolio or to which the Portfolio is subject; (iii) file Form 966 with the Internal Revenue Service, together with certified copies of the directors’ and shareholders’ resolutions approving this Plan; and (iv) execute in the name and on behalf of the Portfolio those contracts of sale, deeds, assignments, notices and other documents as in the judgment of such officers may be necessary, desirable or convenient in connection with the carrying out of the dissolution and liquidation of the Portfolio. All references in this Plan of Dissolution and Liquidation to the “proper officers of the Portfolio” shall include, where appropriate, proper officers of Advantus Capital Management, Inc., the Portfolio’s investment adviser (the “Adviser”), acting on behalf of the Portfolio.

(b)   The proper officers of the Portfolio then shall apply the assets of the Portfolio to the payment, satisfaction and discharge of all existing debts and obligations of the Portfolio and distribute the remaining assets among the shareholders of the Portfolio in the following manner:  the holders of the variable annuity contracts or variable life insurance contracts (“Variable Contracts”) for which the Portfolio is an underlying investment vehicle (such holders being “Beneficial Owners”) will reinvest each Beneficial Owner’s pro rata share of the cash proceeds of liquidation, at the direction of the Beneficial Owner, in another investment option available in the Beneficial Owner’s Variable Contract(s); if a Beneficial Owner does not provide reinvestment instructions prior to liquidation, then the Beneficial Owner’s pro rata proceeds will automatically be invested in the Money Market Portfolio of Advantus Series Fund in accordance with the terms of the Variable Contract. All expenses of the dissolution and liquidation of the Portfolio, except for interest, brokerage commissions and transaction charges and certain extraordinary expenses, if any, will be borne by the Adviser.

(c)   The proper officers of the Portfolio may, if such officers deem it appropriate, establish a reserve to meet any contingent liabilities of the Portfolio, including all claims or actions to which the Portfolio is subject, and any amount that is placed in such reserve shall be deducted from the net assets distributable to shareholders until the contingent liabilities have been settled or otherwise determined and discharged.

(d)   In the event the Portfolio is unable to distribute all of the net assets distributable to shareholders because of the inability to locate shareholders to whom liquidation distributions are payable, the proper officers of the Portfolio may create in the name and on behalf of the Portfolio a liquidation trust with a financial institution and, subject to applicable law, deposit any remaining assets of the Portfolio in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust shall be charged against the assets held therein.

(e)   As of the date of approval, or as soon thereafter as may be practicable, the proper officers of the Portfolio shall file Articles of Amendment to the Amended and Restated Articles of Incorporation, in the form attached hereto as Exhibit I, reflecting the dissolution of the Portfolio with the Secretary of State of the State of Minnesota in accordance with Minnesota law.

Exhibit I

ATTACHMENT TO PLAN OF DISSOLUTION AND LIQUIDATION
ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ADVANTUS SERIES FUND, INC.

The undersigned officer of Advantus Series Fund, Inc. (the “Corporation”), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, hereby certifies that the Corporation’s Board of Directors and shareholders, at meetings held August 1, 2007 and December 7, 2007, respectively, adopted the resolutions hereinafter set forth; and such officer further certifies that the amendments to the Corporation’s Amended and Restated Articles of Incorporation set forth in such resolutions were adopted pursuant to said Chapter 302A.

WHEREAS, the Corporation is registered as an open-end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares solely to the separate accounts of Minnesota Life Insurance Company and other affiliated life insurance companies in several series, each of which represents a separate and distinct portfolio of assets; and

WHEREAS, it is desirable and in the best interests of the holders of the Series M Common Shares of the Corporation (also known as the “Advantus Maturing Government Bond 2010 Portfolio”) that the assets belonging to such series be liquidated; and

WHEREAS, the Corporation wishes to provide for the pro rata distribution and reinvestment of the proceeds of such liquidation by the holders of the variable annuity contracts or variable life insurance contracts for which the Corporation’s Maturing Government Bond 2010 Portfolio is an underlying investment vehicle and the simultaneous cancellation and retirement of the outstanding shares of the Corporation’s Maturing Government Bond 2010 Portfolio; and

WHEREAS, the Corporation has approved a Plan of Dissolution and Liquidation providing for the foregoing transactions; and

WHEREAS, the Plan of Dissolution and Liquidation requires that, in order to bind all holders of shares of the Corporation’s Maturing Government Bond 2010 Portfolio to the foregoing transactions, and in particular to bind such holders to the cancellation and retirement of the outstanding shares of the Corporation’s Maturing Government Bond 2010 Portfolio, it is necessary to adopt an amendment to the Corporation’s Amended and Restated Articles of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Corporation’s Amended and Restated Articles of Incorporation be, and the same hereby is, amended as set forth below.

ARTICLE IV. CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred trillion (100,000,000,000,000) shares of capital stock of the par value of one cent ($0.01) per share. Such capital stock shall be allocated and designated in series of common shares as follows:

100,000,000,000 shares may be issued in the series designated “Series A Common Shares”

100,000,000,000 shares may be issued in the series designated “Series B Common Shares”

100,000,000,000 shares may be issued in the series designated “Series C Common Shares”

100,000,000,000 shares may be issued in the series designated “Series D Common Shares”

100,000,000,000 shares may be issued in the series designated “Series E Common Shares”

100,000,000,000 shares may be issued in the series designated “Series F Common Shares”

100,000,000,000 shares may be issued in the series designated “Series G Common Shares”

100,000,000,000 shares may be issued in the series designated “Series H Common Shares”

100,000,000,000 shares may be issued in the series designated “Series I Common Shares”

100,000,000,000 shares may be issued in the series designated “Series K Common Shares”

100,000,000,000 shares may be issued in the series designated “Series L Common Shares”

100,000,000,000 shares may be issued in the series designated “Series N Common Shares”

100,000,000,000 shares may be issued in the series designated “Series O Common Shares”

100,000,000,000 shares may be issued in the series designated “Series P Common Shares”

100,000,000,000 shares may be issued in the series designated “Series Q Common Shares”

100,000,000,000 shares may be issued in the series designated “Series S Common Shares”

100,000,000,000 shares may be issued in the series designated “Series T Common Shares”

100,000,000,000 shares may be issued in the series designated “Series V Common Shares”

The balance of the authorized shares may be issued in such series with such designations, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any series of common shares as may be adopted from time to time by the Board of Directors of the Corporation pursuant to the authority hereby vested in such Board of Directors. The Series A Common Shares, Series B Common Shares, Series C Common Shares, Series D Common Shares, Series E Common Shares, Series F Common Shares, Series G Common Shares, Series H Common Shares, Series I Common Shares, Series K Common Shares, Series L Common Shares, Series N Common Shares, Series O Common Shares, Series P Common Shares, Series Q Common Shares, Series S Common Shares, Series T

Common Shares, and Series V Common Shares each evidence, and each other series of common shares which the Board of Directors may establish, as provided herein, may evidence if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the Corporation’s assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such separate portfolios is hereby vested in the Board of Directors of the Corporation, and such separate portfolios may be established by the Board of Directors without authorization or approval of the holders of any series of shares of the Corporation. The Board of Directors is authorized to establish, by resolution, one or more classes of shares within any series of shares designated above or within any series of shares hereafter designated, with such designations, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as may be set forth in such resolution. Without limiting the generality of the preceding sentence, such classes of shares within a series may be subject to differing charges and expenses (including by way of example, but not by way of limitation, such front-end, deferred or other sales charges as may be permitted under the Investment Company Act of 1940, rules of the National Association of Securities Dealers, Inc., and applicable insurance regulations, expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) as are adopted from time to time by the Board of Directors; and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors in the resolution or resolutions establishing such class) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of such class. Subject to compliance with the Investment Company Act of 1940, the Board of Directors shall have the authority to provide that shares of any class shall be convertible (automatically, optionally, or otherwise) into shares of one or more other classes of the same series in accordance with such requirements and procedures as may be established by the Board of Directors.

. . .

BE IT FURTHER RESOLVED, that as of 3:00 p.m. Central time on December 7, 2007, or as soon thereafter as may be practicable, provided that the Plan of Dissolution and Liquidation previously has been approved by the shareholders of Maturing Government Bond 2010 Portfolio, represented by the Series M Common Shares of Advantus Series Fund, Inc., the Maturing Government Bond 2010 Portfolio will cease to carry on its business.

BE IT FURTHER RESOLVED, that all issued and outstanding Series M Common Shares shall simultaneously be canceled on the books of the Series and retired. From and after this time, the Series M Common Shares herein canceled and retired shall have the status of Undesignated Shares.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment on behalf of the Corporation on                                 , 2007.

ADVANTUS SERIES FUND, INC.

Michael J. Radmer
Secretary

ADVANTUS MATURING GOVERNMENT BOND 2010 PORTFOLIO
a series of
ADVANTUS SERIES FUND, INC.

400 Robert Street North
St. Paul, Minnesota 55101
(800) 665-6005

VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 7, 2007

The undersigned hereby instructs Minnesota Life Insurance Company (“Minnesota Life”) to represent and vote the number of shares of Advantus Maturing Government Bond 2010 Portfolio (the “Portfolio”) represented by the number of votes attributable to the undersigned’s variable annuity contract or variable insurance contract at the Special Meeting of Shareholders to be held at 9:00 a.m., Central time, on Friday, December 7, 2007, at the offices of Advantus Capital Management, Inc., 400 Robert Street North, St. Paul, Minnesota 55101, and at any adjournment thereof, upon the matter below, as set forth in the Notice of a Special Meeting of Shareholders and in the accompanying Proxy Statement. All previous voting instructions given with respect to the meeting hereby are revoked.

Please check in the appropriate boxes on the reverse side of this card, date this form, and sign it exactly as your name appears below. By signing this form, you acknowledge receipt of the Notice of Special Meeting and Proxy Statement dated October 25, 2007. As legal owner of the shares, Minnesota Life will vote the shares in accordance with these instructions at the Special Meeting or any adjournment thereof.

VOTES OF CONTRACT OWNERS FOR WHICH NO VOTING
INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME
PROPORTION AS THE VOTES OF CONTRACT OWNERS FOR
WHICH VOTING INSTRUCTIONS ARE RECEIVED.

Date:	, 2007
Signatures(s) (Please sign in the Box)

NOTE: PLEASE DATE THIS VOTING INSTRUCTION AND SIGN
YOUR NAME IN THE EXACT FORM AS IT APPEARS HEREIN AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU
SIGN AS “TRUSTEE” OR “EMPLOYER,” PLEASE GIVE FULL TITLE
AS SUCH.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒

PLEASE DO NOT USE FINE POINT PENS

1.	To approve the proposed Plan of Dissolution and Liquidation, as described in the proxy statement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE OTHER SIDE.